INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Tweeter Home Entertainment Group, Inc. on Form S-8 of our report dated March 7, 1997 on the financial statements of HiFi Buys Incorporated for the years ended December 31, 1996, 1995 and 1994, appearing in the Prospectus of Tweeter Home Entertainment Group, Inc., which is part of Form S-1 Registration Statement No. 333-51015.



/s/ Deloitte & Touche LLP
-----------------------------
Deloitte & Touche LLP


Atlanta, Georgia
November 24, 1998